Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2017 Second Quarter Results
Recurring Revenue Represents Over 80% of Total; Subscriptions Revenue Tops 65%;
Management Reaffirms 2017 Full-Year Financial Guidance

Charleston, S.C. (July 31, 2017) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its second quarter ended June 30, 2017.

"We’re delivering powerful, integrated solutions in the cloud that provide our customers with a modern and truly unified experience,” said Mike Gianoni, Blackbaud's president and CEO. "This is quite unique in our industry. Blackbaud is an end-to-end partner that builds, integrates, implements and supports its solutions-no other company in this market offers a value proposition as extensive. Our cloud solutions are fueling strong financial performance, further improving the predictability and stability of our business by shifting us towards a subscription-based revenue model, and positioning us for a long runway of growth ahead. Subscriptions revenue represented 65 percent of total revenue, a new all-time high for us, and non-GAAP organic subscriptions revenue was strong, growing 17 percent this quarter."

Second Quarter 2017 Results Compared to Second Quarter 2016 Results:

•
Total GAAP revenue was $192.2 million, up 6.7%, with $158.2 million in GAAP recurring revenue, representing 82.3% of total revenue, and $125.3 million in subscription revenue, representing 65.2% of total revenue.

•
Total non-GAAP revenue was $192.5 million, up 5.8%, with $158.5 million in non-GAAP recurring revenue, representing 82.3% of total non-GAAP revenue, and $125.6 million in subscription revenue, representing 65.2% of total revenue.

•	Non-GAAP organic revenue increased 4.5%, non-GAAP organic recurring revenue increased 9.1%, and non-GAAP organic subscription revenue increased 16.7%.

•	GAAP income from operations increased 22.9% to $16.7 million, with GAAP operating margin increasing 110 basis points to 8.7%.

•	Non-GAAP income from operations increased 16.8% to $40.6 million, with non-GAAP operating margin increasing 200 basis points to 21.1%.

•	GAAP net income increased 23.2% to $11.2 million, with GAAP diluted earnings per share of $0.23, up $0.04.

•	Non-GAAP net income increased 18.5% to $25.8 million, with non-GAAP diluted earnings per share of $0.54, up $0.08.

•	Non-GAAP free cash flow was $31.8 million, an increase of $0.9 million.
"We posted another solid quarter, which was in line with our expectations, and positions us well to achieve our full-year financial guidance and long-term aspirational goals" said Tony Boor, Blackbaud's executive vice president and CFO. "During the quarter, we completed the acquisition of AcademicWorks, adding exciting new scholarship management capabilities to our portfolio, and we also announced our intent to acquire JustGiving, which will expand our footprint in the peer-to-peer fundraising space."
An explanation of all non-GAAP financial measures referenced in this press release, including Blackbaud's definition of non-GAAP free cash flow, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights:

•	Blackbaud acquired the market leading scholarship management platform, AcademicWorksTM, extending its offerings for higher education, K-12, and corporate and foundation customers.

•
The company announced its intent to acquire United Kingdom-based fundraising services provider JustGiving™, whose online social giving platform has played a powerful role in the growth of peer-to-peer fundraising.

•
Blackbaud entered into a new credit facility on June 2 in the aggregate amount of $700 million as a result of successfully executing against the strategy Blackbaud laid out in 2014, causing the company to “outgrow” the existing credit facility.

•
Hundreds of private school professionals collaborated with peers on industry best practices, participated in over 90 hands-on training sessions, and heard from company executives during Blackbaud's annual K-12 user conference.

•
Blackbaud has been added to Standard & Poor’s (S&P) MidCap 400 GICS (Global Industry Classification Standard) Application Software Sub-Industry index, underscoring its position as a leading innovative cloud company that is on a strong trajectory.

•
Blackbaud was recognized with several major awards and honors: The company was recognized on the Forbes America’s Best Mid-Size Employers 2017 list and Forbes Most Innovative Growth Companies 2017 list for a second consecutive year; CognitionX named Blackbaud’s modern, unique approach to social good-optimized Intelligence for Good™ “Best Use of AI for Charity”; and Raiser’s Edge NXT™ and eTapestry® were named “Leaders” on the 2017 FrontRunners quadrant for Nonprofit Donor Software.

Visit www.blackbaud.com/press-room for more information about Blackbaud’s recent highlights.

Dividend
Blackbaud announced today that its Board of Directors has declared a third quarter 2017 dividend of $0.12 per share payable on September 15, 2017 to stockholders of record on August 28, 2017.

Financial Outlook
Blackbaud today reaffirmed its 2017 full-year financial guidance.

•	Non-GAAP revenue of $775 million to $795 million

•	Non-GAAP income from operations of $155 million to $163 million

•	Non-GAAP operating margin of 20.0% to 20.5%

•	Non-GAAP diluted earnings per share of $2.06 to $2.18

•	Non-GAAP free cash flow of $120 million to $130 million

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

PRESS RELEASE

Conference Call Details
What:    Blackbaud's 2017 Second Quarter Conference Call
When:    August 1, 2017
Time:     8:00 a.m. (Eastern Time)
Live Call:     877-616-0061 (domestic) or 719-325-4844 (international); passcode 780576.
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, corporations, education institutions, healthcare institutions and individual change agents—Blackbaud connects and empowers organizations to increase their impact through software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing, and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact:	Media Contact:
Mark Furlong	Nicole McGougan
Director of Investor Relations	Blackbaud Public Relations
843-654-2097	843-654-3307
mark.furlong@blackbaud.com	nicole.mcgougan@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: expectations that certain aspects of our operations, financial results and financial condition will continue to improve, and expectations that we will achieve our projected 2017 full-year financial guidance and long-term aspirational goals. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with

PRESS RELEASE

GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud discusses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic subscriptions revenue growth and non-GAAP organic recurring revenue growth, which it believes provides useful information for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect the Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$17,268	$16,902
Restricted cash due to customers	289,232	353,771
Accounts receivable, net of allowance of $3,738 and $3,291 at June 30, 2017 and December 31, 2016, respectively	129,890	88,932
Prepaid expenses and other current assets	51,285	48,314
Total current assets	487,675	507,919
Property and equipment, net	45,679	50,269
Software development costs, net	44,962	37,582
Goodwill	472,643	438,240
Intangible assets, net	263,347	253,676
Other assets	24,080	22,524
Total assets	$1,338,386	$1,310,210
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$17,660	$23,274
Accrued expenses and other current liabilities	46,508	54,196
Due to customers	289,232	353,771
Debt, current portion	7,500	4,375
Deferred revenue, current portion	280,816	244,500
Total current liabilities	641,716	680,116
Debt, net of current portion	380,162	338,018
Deferred tax liability	40,780	29,558
Deferred revenue, net of current portion	6,067	6,440
Other liabilities	7,572	8,533
Total liabilities	1,076,297	1,062,665
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 58,456,066 and 57,672,401 shares issued at June 30, 2017 and December 31, 2016, respectively	58	58
Additional paid-in capital	330,559	310,452
Treasury stock, at cost; 10,397,768 and 10,166,801 shares at June 30, 2017 and December 31, 2016, respectively	(231,881)	(215,237)
Accumulated other comprehensive loss	(558)	(457)
Retained earnings	163,911	152,729
Total stockholders’ equity	262,089	247,545
Total liabilities and stockholders’ equity	$1,338,386	$1,310,210

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue
Subscriptions	$125,252	$104,039	$243,431	$200,890
Maintenance	32,917	37,449	66,698	74,609
Services and other	34,026	38,703	65,687	73,948
Total revenue	192,195	180,191	375,816	349,447
Cost of revenue
Cost of subscriptions	57,365	52,163	112,291	101,829
Cost of maintenance	5,871	5,698	11,853	11,016
Cost of services and other	23,759	25,751	48,333	50,656
Total cost of revenue	86,995	83,612	172,477	163,501
Gross profit	105,200	96,579	203,339	185,946
Operating expenses
Sales, marketing and customer success	42,961	39,408	85,201	75,017
Research and development	22,870	22,748	45,576	45,463
General and administrative	21,882	20,091	43,805	39,770
Amortization	739	708	1,430	1,460
Total operating expenses	88,452	82,955	176,012	161,710
Income from operations	16,748	13,624	27,327	24,236
Interest expense	(3,216)	(2,721)	(5,593)	(5,396)
Other income (expense), net	827	(65)	1,113	(170)
Income before provision for income taxes	14,359	10,838	22,847	18,670
Income tax provision	3,194	1,778	171	3,373
Net income	$11,165	$9,060	$22,676	$15,297
Earnings per share
Basic	$0.24	$0.20	$0.49	$0.33
Diluted	$0.23	$0.19	$0.48	$0.32
Common shares and equivalents outstanding
Basic weighted average shares	46,662,481	46,083,055	46,584,263	46,047,788
Diluted weighted average shares	47,691,340	47,263,844	47,586,893	47,184,926
Dividends per share	$0.12	$0.12	$0.24	$0.24
Other comprehensive (loss) income
Foreign currency translation adjustment	(379)	(431)	(279)	(28)
Unrealized (loss) gain on derivative instruments, net of tax	(4)	(118)	178	(787)
Total other comprehensive loss	(383)	(549)	(101)	(815)
Comprehensive income	$10,782	$8,511	$22,575	$14,482

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Six months ended June 30,
(dollars in thousands)	2017	2016
Cash flows from operating activities
Net income	$22,676	$15,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,481	35,549
Provision for doubtful accounts and sales returns	5,469	2,264
Stock-based compensation expense	20,129	16,187
Deferred taxes	(1,239)	(287)
Amortization of deferred financing costs and discount	468	478
Other non-cash adjustments	(540)	(429)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(44,887)	(30,097)
Prepaid expenses and other assets	(2,501)	(6,011)
Trade accounts payable	(3,951)	8,857
Accrued expenses and other liabilities	(8,467)	(12,713)
Restricted cash due to customers	64,288	62,038
Due to customers	(64,288)	(62,038)
Deferred revenue	30,913	19,658
Net cash provided by operating activities	54,551	48,753
Cash flows from investing activities
Purchase of property and equipment	(5,666)	(12,569)
Capitalized software development costs	(13,614)	(12,168)
Purchase of net assets of acquired companies, net of cash	(49,729)	530
Purchase of derivative instruments	(516)	—
Net cash used in investing activities	(69,525)	(24,207)
Cash flows from financing activities
Proceeds from issuance of debt	575,700	120,900
Payments on debt	(529,169)	(126,088)
Debt issuance costs	(3,085)	—
Employee taxes paid for withheld shares upon equity award settlement	(16,644)	(8,037)
Proceeds from exercise of stock options	14	5
Dividend payments to stockholders	(11,530)	(11,398)
Net cash provided by (used in) financing activities	15,286	(24,618)
Effect of exchange rate on cash and cash equivalents	54	(27)
Net increase (decrease) in cash and cash equivalents	366	(99)
Cash and cash equivalents, beginning of period	16,902	15,362
Cash and cash equivalents, end of period	$17,268	$15,263

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
GAAP Revenue	$192,195	$180,191	$375,816	$349,447
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	348	1,853	348	3,639
Non-GAAP revenue	$192,543	$182,044	$376,164	$353,086

GAAP gross profit	$105,200	$96,579	$203,339	$185,946
GAAP gross margin	54.7%	53.6%	54.1%	53.2%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	348	1,853	348	3,639
Add: Stock-based compensation expense	950	842	1,741	1,687
Add: Amortization of intangibles from business combinations	10,072	9,927	19,927	19,808
Add: Employee severance	21	78	973	142
Add: Acquisition-related integration costs	—	—	86	—
Subtotal	11,391	12,700	23,075	25,276
Non-GAAP gross profit	$116,591	$109,279	$226,414	$211,222
Non-GAAP gross margin	60.6%	60.0%	60.2%	59.8%

GAAP income from operations	$16,748	$13,624	$27,327	$24,236
GAAP operating margin	8.7%	7.6%	7.3%	6.9%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	348	1,853	348	3,639
Add: Stock-based compensation expense	10,835	8,444	20,129	16,187
Add: Amortization of intangibles from business combinations	10,811	10,635	21,357	21,268
Add: Employee severance	120	113	2,866	401
Add: Acquisition-related integration costs	—	119	230	502
Add: Acquisition-related expenses	1,762	—	2,332	113
Subtotal	23,876	21,164	47,262	42,110
Non-GAAP income from operations	$40,624	$34,788	$74,589	$66,346
Non-GAAP operating margin	21.1%	19.1%	19.8%	18.8%

GAAP net income	$11,165	$9,060	$22,676	$15,297

Shares used in computing GAAP diluted earnings per share	47,691,340	47,263,844	47,586,893	47,184,926
GAAP diluted earnings per share	$0.23	$0.19	$0.48	$0.32

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	23,876	21,164	47,262	42,110
Less: Gain on derivative instrument	(475)	—	(475)	—
Add: Loss on debt extinguishment	162	—	162	—
Less: Tax impact related to Non-GAAP adjustments	(8,941)	(8,463)	(22,164)	(16,076)
Non-GAAP net income	$25,787	$21,761	$47,461	$41,331

Shares used in computing Non-GAAP diluted earnings per share	47,691,340	47,263,844	47,586,893	47,184,926
Non-GAAP diluted earnings per share	$0.54	$0.46	$1.00	$0.88

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Detail of certain Non-GAAP adjustments:
Stock-based compensation expense:
Included in cost of revenue:
Cost of subscriptions	$338	$311	$632	$586
Cost of maintenance	105	136	191	254
Cost of services and other	507	395	918	847
Total included in cost of revenue	950	842	1,741	1,687
Included in operating expenses:
Sales, marketing and customer success	1,781	1,021	3,220	1,917
Research and development	2,067	1,729	3,784	3,200
General and administrative	6,037	4,852	11,384	9,383
Total included in operating expenses	9,885	7,602	18,388	14,500
Total stock-based compensation expense	$10,835	$8,444	$20,129	$16,187

Amortization of intangibles from business combinations:
Included in cost of revenue:
Cost of subscriptions	$8,127	$7,853	$16,038	$15,664
Cost of maintenance	1,289	1,332	2,582	2,664
Cost of services and other	656	742	1,307	1,480
Total included in cost of revenue	10,072	9,927	19,927	19,808
Included in operating expenses	739	708	1,430	1,460
Total amortization of intangibles from business combinations	$10,811	$10,635	$21,357	$21,268

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
GAAP revenue	$192,195	$180,191	$375,816	$349,447
GAAP revenue growth	6.7%		7.5%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(1,914)	1,853	(1,914)	3,639
Total Non-GAAP adjustments	(1,914)	1,853	(1,914)	3,639
Non-GAAP revenue (2)	$190,281	$182,044	$373,902	$353,086
Non-GAAP organic revenue growth	4.5%		5.9%

Non-GAAP revenue (2)	$190,281	$182,044	$373,902	$353,086
Foreign currency impact on Non-GAAP revenue (3)	1,125	—	1,265	—
Non-GAAP revenue on constant currency basis (3)	$191,406	$182,044	$375,167	$353,086
Non-GAAP organic revenue growth on constant currency basis	5.1%		6.3%

GAAP subscriptions revenue	$125,252	$104,039	$243,431	$200,890
GAAP subscriptions revenue growth	20.4%		21.2%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(1,763)	1,780	(1,763)	3,534
Total Non-GAAP adjustments	(1,763)	1,780	(1,763)	3,534
Non-GAAP organic subscriptions revenue	$123,489	$105,819	$241,668	$204,424
Non-GAAP organic subscriptions revenue growth	16.7%		18.2%

GAAP subscriptions revenue	$125,252	$104,039	$243,431	$200,890
GAAP maintenance revenue	$32,917	$37,449	66,698	74,609
GAAP recurring revenue	$158,169	$141,488	$310,129	$275,499
GAAP recurring revenue growth	11.8%		12.6%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(1,763)	1,844	(1,763)	3,625
Total Non-GAAP adjustments	(1,763)	1,844	(1,763)	3,625
Non-GAAP recurring revenue	$156,406	$143,332	$308,366	$279,124
Non-GAAP organic recurring revenue growth	9.1%		10.5%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP revenue for the prior year periods presented herein may not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

(dollars in thousands)	Six months ended June 30,
	2017	2016
GAAP net cash provided by operating activities	$54,551	$48,753
Less: purchase of property and equipment	(5,666)	(12,569)
Less: capitalized software development costs	(13,614)	(12,168)
Non-GAAP free cash flow	$35,271	$24,016